SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 23, 2017

AEROCENTURY CORP.
(Exact name of Registrant as specified in its charter)

Delaware	94-3263974
(State of Incorporation)	(I.R.S. Employer Identification No.)

000-1036848
(Commission File Number)

1440 Chapin Avenue, Suite 310
Burlingame, CA 94010
(Address of principal executive offices including Zip Code)

650-340-1888
(Registrant's telephone number, including area code)

Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⁯ ☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⁯⁯ ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⁯⁯ ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
⁯⁯ ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under theExchange Act (17 CFR 240.13e-4(c)

Item 1.01  Entry into a Material Definitive Agreement
Item 2.01  Completion of Acquisition or Disposition of Assets

On June 23, 2017, AeroCentury Corp. (the "Company") entered into purchase agreements with MetLife Capital, Limited Partnership for the purchase of three Delaware statutory trusts ("Owner Trusts"), each of which owns an Embraer ERJ-170-200LR aircraft ("Aircraft").  Each of the Aircraft is subject to a triple net lease between its Owner Trust, as lessor, and a U.S. regional carrier, as lessee.  The leases for two of the Aircraft expire May 29, 2025, and the lease for the third expires June 28, 2025.   The total aggregate purchase price payable for the three Owner Trusts was $31,500,000.  The purchase of two of the three Owner Trusts closed on June 23, 2017.  The closing of the purchase of the third Owner Trust is scheduled to occur at a second and final closing on or before July 30, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  June 26, 2017
AEROCENTURY CORP.

By: /s/ Toni M. Perazzo
Toni M. Perazzo
Sr. Vice President & Chief Financial Officer